MID CAP GROWTH FUND
Section 10f-3 Transactions


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/07/02	International Speedway Corp.

Shares            Price         Amount
6,500		  $40.00	$260,000

                                      % of Issue
Spread     Spread       Fund's          for all
Amount       %        % of issue    JPMorgan Funds
$2.04        N/A	0.26%	         3.00%


Broker
Salomon Smith Barney, Inc.

Underwriters of International Speedway Corp.

Underwriters     	       Number of Shares
Salomon Smith Barney                875,000
J.P. Morgan Securities              687,500
Raymond James & Associates, Inc.    250,000
First Union Securities, Inc.        687,500
Total                             2,500,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/26/02	Hewitt Associates, Inc.

Shares            Price         Amount
23,500		  $19.00	$446,500

                                      % of Issue
Spread     Spread       Fund's          for all
Amount       %        % of issue    JPMorgan Funds
$1.33        N/A	0.21%	         1.82%


Broker
SBC Warburg, Inc.; Goldman, Sachs & Co.

Underwriters of Hewitt Associates, Inc.

Underwriters     	          Principal Amount
Goldman, Sachs & Co.               $3,512,250
Banc of America Securities LLC      1,304,550
J.P. Morgan Securities, Inc.        1,304,550
Salomon Smith Barney, Inc.          1,304,550
UBS Warburg LLC                     1,304,550
Wachovia Securities, Inc.           1,304,550
Robert Baird & Co., Inc.              139,375
Bear, Sterns & Co., Inc.              139,375
William Blair & Co. LLC               139,375
A.G. Edwards & Sons, Inc.             139,375
Epoch Securities, Inc.                139,375
Legg Mason Wood Walker, Inc.          139,375
Prudential Securities, Inc.           139,375
SG Cowen Securities Corp.             139,375
Total                             $11,150,000